Exhibit 14.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form N-14) (Post-effective Amendment No. 1 to No. 333-260457) of Kayne Anderson Energy Infrastructure Fund, Inc. of our report dated January 28, 2022 on the financial statements and financial highlights of Fiduciary/Claymore Energy Infrastructure Fund included in its Annual Report (Form N-CSR) for the year ended November 30, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

February 23, 2022